EXHIBIT 10.1

WAIVER, CONSENT AND NINTH AMENDMENT TO CREDIT AGREEMENT

This Waiver, Consent and Ninth Amendment to Credit Agreement (this "Amendment") is dated as of February 1, 2007, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, and Analysts International Corporation, a Minnesota corporation ("Borrower").

W I T N E S S E T H:

WHEREAS, pursuant to a certain Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, the other Credit Parties signatory from time to time thereto, and Borrower (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrower;

WHEREAS, Borrower has notified Agent and Lenders that Borrower has provided intercompany advances to Medical Staffing (as hereinafter defined) in a net amount outstanding as of the date hereof equal to approximately $1,400,000 (collectively, the "Medical Staffing Affiliate Transactions"), which Medical Staffing Affiliate Transactions constituted Defaults under Sections 6.3(a)(vii)(x) and 6.4 of the Credit Agreement and separate Events of Default under Section 8.1(b) of the Credit Agreement (collectively, the "Existing Events of Default");

WHEREAS, Borrower desires to provide for working capital purposes intercompany advances to AISSS (as hereinafter defined) on or prior to May 1, 2007 in an amount not to exceed $200,000 in the aggregate (the "AISSS Funding") and intercompany advances to Medical Staffing on or prior to May 1, 2007 in an amount not to exceed $200,000 in the aggregate (the "Medical Staffing Funding"), which AISSS Funding and Medical Staffing Funding, in absence of the prior written consent of Agent and Requisite Lenders, would be defaults under Sections 6.3(a)(vii)(x) and 6.4 of the Credit Agreement and an Event of Default under Section 8.1(b) of the Credit Agreement;

WHEREAS, Borrower desires to transfer to AISSS certain contracts it has entered into with customers as part of the managed services group business (the "Contract Transfers"), which Contract Transfers, in absence of the prior written consent of Agent and Required Lenders, would be defaults under Sections 6.4 and 6.8 of the Credit Agreement and an Event of Default under Section 8.1(b) of the Credit Agreement; and

WHEREAS, Borrower has requested that Agent and Requisite Lenders waive the Existing Events of Default, consent to the AISSS Funding, the Medical Staffing Funding and the Contract Transfers, and amend the Credit Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Waiver and Consent. In reliance upon the representations and warranties of Borrower set forth in Section 4 below and the covenant of Borrower set forth in Section 5 below, and subject to the conditions to effectiveness set forth in Section 3 below, Agent and Requisite Lenders hereby (a) waive the Existing Events of Default and (b) consent to the AISSS Funding, the Medical Staffing Funding and the Contract Transfers. This is a limited waiver and consent and shall not be deemed to constitute a waiver of, or consent to, any other future breach of the Credit Agreement.

2.  Amendment. In reliance upon the representations and warranties of Borrower set forth in Section 4 below and the covenant of Borrower set forth in Section 5 below, and subject to the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)  Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

6.20  Credit Parties Other than Borrower.

None of the Credit Parties other than Borrower shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations), provided that (a) Medical Staffing shall be permitted to engage in its relevant business and own assets, (b) the Staffing Subsidiaries (other than Analysts International Strategic Sourcing Services, LLC, a Minnesota limited liability company) shall be permitted to employ personnel to be leased back to the Borrower under those certain Employee Services Agreements by and between Borrower and each Staffing Subsidiary (the "Employee Services Agreements") and (c) Analysts International Strategic Sourcing Services, LLC, a Minnesota limited liability company, shall be permitted to (i) employ personnel to be leased back to the Borrower under the Employee Services Agreements, (ii) engage in the managed services group business and (iii) own assets in connection with the managed services group business not to exceed $4,000,000 at any time outstanding.

(b)  Disclosure Schedule (5.1) of the Credit Agreement is hereby amended by adding the trade name "Symmetry Workforce Solutions" as registered in the State of Minnesota.

3.  Conditions Precedent. The effectiveness of the waiver, consent and amendment contemplated hereby is subject to the prior receipt by Agent of each of the following documents and agreements, each in form and substance acceptable to Agent in its sole discretion:

(a)  Agent shall have received a fully executed copy of this Amendment;

(b)  No Default or Event of Default (other than the Existing Events of Default) shall have occurred and be continuing; and

(c)  All proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

4.  Representations and Warranties. To induce Agent to enter into this Amendment, the Borrower hereby represents and warrants to Agent that:

(a)  The execution, delivery and performance by each Credit Party of this Amendment and each other agreement and document contemplated hereby are within their corporate or limited liability company power, have been duly authorized by all necessary corporate or limited liability company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Credit Party, the articles of incorporation, articles of organization, by-laws or operating agreement of any Credit Party, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Credit Party or any of their respective properties;

(b)  Each of the Credit Agreement, the other Loan Documents, and each other agreement and document contemplated hereby is the legal, valid and binding obligation of the applicable Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies;

(c)  All of the statements contained in Section 2.2 of the Credit Agreement and in Section 4 of the Security Agreement are true and correct on the date hereof;

(d)  Each Credit Party has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, each Credit Party is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and, except to the extent otherwise waived by the provisions hereof, no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

5.  Covenant. On or prior to May 1, 2007, Borrower shall and shall cause each other Credit Party to, at such Credit Party's expense, duly execute and deliver to Agent an amendment and restatement to the Credit Agreement and such further instruments, in each case in form and substance satisfactory to Agent, and do and cause to be done such further acts, as the Agent may request to effect the addition of AISSS and Medical Staffing as borrowers under the Credit Agreement.

6.  Reaffirmation. Each of Medical Concepts Staffing, Inc., a Minnesota corporation ("Medical Staffing"), Analysts International Management Services, LLC, a Minnesota limited liability company ("AIMS"), Analysts International Business Solution Services, LLC, a Minnesota limited liability company ("AIBSS"), Analysts International Business Resource Services, LLC, a Minnesota limited liability company ("AIBRS") and Analysts International Strategic Sourcing Services, LLC, a Minnesota limited liability company ("AISSS"; AIMS, AIBSS, AIBRS and AISSS are collectively the "Staffing Subsidiaries" and each a "Staffing Subsidiary") hereby consents to Borrower's execution and delivery of this Amendment and agrees to be bound hereby. Medical Staffing hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations under the Loan Documents, including, without limitation, its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the terms of that certain Guaranty, dated as of April 7, 2003 (the "MCS Guaranty"), executed by Medical Staffing in favor of Agent and Lenders and reaffirms that the MCS Guaranty is and shall continue to remain in full force and effect. Each Staffing Subsidiary hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations under the Loan Documents, including, without limitation, its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the Guaranty, dated December 31, 2003, executed by such Staffing Subsidiary in favor of Agent and Lenders and reaffirms that such Guaranty is and shall continue to remain in full force and effect. Although Medical Staffing and each Staffing Subsidiary has been informed of the matters set forth herein and has acknowledged and agreed to same, such Person understands that Agent and Lenders have no obligation to inform any such Person of such matters in the future or to seek any such Person's acknowledgment or agreement to future consents or waivers, and nothing herein shall create such a duty.

7.  Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Any such counterpart which may be delivered by facsimile transmission or electronic portable format (i.e., "pdf") shall be deemed the equivalent of an originally signed counterpart and shall be fully advisable in any enforcement proceeding regarding this Amendment.

8.  Continued Effectiveness. Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

9.  Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees and expenses, shall be part of the Obligations.

10.  Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION

By ______________________________________
Its ______________________________________

MEDICAL CONCEPTS STAFFING, INC.

By ______________________________________
Its ______________________________________

ANALYSTS INTERNATIONAL MANAGEMENT
SERVICES, LLC

By ______________________________________
Its ______________________________________

ANALYSTS INTERNATIONAL BUSINESS
SOLUTION SERVICES, LLC

By ______________________________________
Its ______________________________________

ANALYSTS INTERNATIONAL BUSINESS
RESOURCE SERVICES, LLC

By ______________________________________
Its ______________________________________

ANALYSTS INTERNATIONAL STRATEGIC
SOURCING SERVICES, LLC

By ______________________________________
Its ______________________________________

GENERAL ELECTRIC CAPITAL CORPORATION,
As Agent, Security Trustee and Lender

By _______________________________________
An Authorized Signatory